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As filed with the Securities and Exchange Commission on November 14, 2003.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	03-0376558 (I.R.S. Employer Identification No.)

1689 Nonconnah Blvd., Suite 111, Memphis, Tennessee (Address of Principal Executive Offices)	38132 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates:	333-83354 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

None
(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share Preferred stock purchase rights (Title of Class)

Item 1: Description of Registrant's Securities to be Registered.

        A description of the common stock, par value $0.01 (the "Common Stock"), and the preferred stock purchase rights issued pursuant to the Rights Agreement (together with the Common Stock, the "Securities") of Pinnacle Airlines Corp. (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-83354) relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the "Prospectus"). The description of the Securities contained in the Prospectus under the heading "Description of Capital Stock" is hereby incorporated by reference into this Form 8-A.

Item 2: Exhibits.

3.1.1	Form of Second Amended and Restated Certificate of Incorporation of the Registrant.
3.3.1	Amended and Restated Bylaws, dated January 14, 2003, of the Registrant.
4.1	Specimen Stock Certificate.
4.2	Form of Rights Agreement between the Registrant and EquiServe Trust Company, N.A., as rights agent.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PINNACLE AIRLINES CORP.
Date: November 14, 2003	By:	/s/ CURTIS E. SAWYER Name: Curtis E. Sawyer Title: Vice President, Chief Financial Officer and Secretary

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  Item 1: Description of Registrant's Securities to be Registered.
  Item 2: Exhibits.
SIGNATURE